UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 13, 2003
(Date of earliest event reported)

International Absorbents Inc.
(Exact name of Registrant as specified in its charter)

Province of British Columbia, Canada	0-15673	None

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1569 Dempsey Road, North Vancouver, British Columbia, CANADA	V7K 1S8

(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code       (604) 681-6181

not applicable

(Former name or former address, if changed since last report)

ITEM 5. Other Events.
ITEM 7. Financial Statement and Exhibits.
SIGNATURES
Exhibit 99.1

ITEM 5.	Other Events.

International Absorbents Inc. (the “Registrant”), a British Columbia, Canada corporation, (OTC:BB:IABI) announced on March 13, 2003 that the initial application to list its shares of common stock on The American Stock Exchange has been approved. A copy of the press release is attached as an exhibit.

ITEM 7.	Financial Statement and Exhibits.

c)	Exhibits

99.1 News Release of the Registrant dated March 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ABSORBENTS INC.

Date March 13, 2003	/s/ Gordon Ellis

Gordon L. Ellis, President & CEO